Exhibit 99.2

UNAUDITED DCP MIDSTREAM PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

References to we, us or our, refer to DCP Midstream Partners, LP and its consolidated subsidiaries (the “Partnership”). On November 2, 2012, DCP Midstream Partners, LP entered into and closed on an agreement (the “Transaction”) with DCP Midstream, LLC (“Midstream”), DCP Midstream GP, LP and DCP LP Holdings, LLC. In the Transaction, Midstream contributed a 33.33% interest in DCP SC Texas GP (the “Eagle Ford Joint Venture”) to the Partnership and fixed price commodity derivatives for a three-year period beginning November 2012 for aggregate consideration of $438.3 million less customary working capital and other purchase price adjustments of $7.1 million. $343.5 million of the consideration was financed with proceeds from a 2-year term loan and the remaining $87.7 million was financed by the issuance of an aggregate 1,912,663 common units. Midstream and its affiliates own the remaining interest in the Eagle Ford Joint Venture.

The transfer of assets between Midstream and the Partnership represents a transfer of assets between entities under common control. Midstream is the owner of the Partnership’s general partner. The Eagle Ford Joint Venture is a fully integrated midstream business which includes: approximately 6,000 miles of gathering systems; five natural gas processing plants totaling 760 MMcf/d of processing capacity; three fractionation locations with total capacity of 36 MBbls/d; natural gas residue outlets including eleven interstate and intrastate pipelines; and NGL deliveries to the Gulf Coast petrochemical markets and to Mont Belvieu.

The unaudited pro forma condensed consolidated financial statements present the impact of the South/Central Gathering and Processing Business on our financial position and results of operations of our acquisition of the 33.33% interest in the Eagle Ford Joint Venture, which will be accounted for under the equity method and excludes certain assets and obligations Midstream did not contribute to the Eagle Ford Joint Venture. Since the new fixed price commodity derivatives for a three-year period beginning in November 2012 are for periods subsequent to the dates of the unaudited pro forma condensed consolidated financial statements, there are no pro forma adjustments related to the fixed price commodity derivatives. The unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2012 have been prepared based on certain pro forma adjustments to our unaudited financial statements set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012; the unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2011 have been prepared based on certain pro forma adjustments to our audited financial statements set forth in our financial statements for the year ended December 31, 2011, included as Exhibit 99.3 to our Current Report on Form 8-K filed on June 14, 2012 with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 has been prepared as if the Transaction had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2012 and the year ended December 31, 2011 have been prepared as if the Transaction had occurred on January 1, 2011. Since the Transaction represents a transaction between entities under common control, the historic impact of the acquired assets and liabilities are carried forward.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the Transaction and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had owned an interest in the Eagle Ford Joint Venture during the periods presented.

DCP MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2012

(Millions)

	DCP Midstream Partners, LP	South/Central Texas Gathering and Processing Business	Pro Forma Adjustments Elimination	Pro Forma Adjustments - Other		DCP Midstream Partners, LP Pro Forma
		(a)	(b)
ASSETS
Current assets:
Cash and cash equivalents	$5.5	$—	$—	$(0.6	)(c)	$4.9
Accounts receivable	119.8	13.4	(13.4)	—		119.8
Other	129.4	1.7	(1.7)	—		129.4

Total current assets	254.7	15.1	(15.1)	(0.6)		254.1
Property, plant and equipment, net	1,578.7	719.5	(719.5)	—		1,578.7
Goodwill and intangible assets, net	294.9	—	—	—		294.9
Investments in unconsolidated affiliates	147.1	1.1	(1.1)	191.5	(d)	338.6
Other non-current assets	58.1	3.6	(3.6)	0.6	(c)	58.7

Total assets	$2,333.5	$739.3	$(739.3)	$191.5		$2,525.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$140.3	$70.7	$(70.7)	$—		$140.3
Other	86.2	32.5	(32.5)	—		86.2

Total current liabilities	226.5	103.2	(103.2)	—		226.5
Long-term debt	948.3	—	—	343.5	(e)	1,291.8
Other long-term liabilities	39.1	9.6	(9.6)	—		39.1

Total liabilities	1,213.9	112.8	(112.8)	343.5		1,557.4

Commitments and contingent liabilities

Equity:
Predecessor equity	—	626.5	(626.5)	—		—
Common unitholders	1,103.3	—	—	87.7	(f)	1,191.0
	—	—	—	(239.7	)(g)	(239.7)
General partner	(1.7)	—	—	—		(1.7)
Accumulated other comprehensive loss	(16.8)	—	—	—		(16.8)

Total partners’ equity	1,084.8	626.5	(626.5)	(152.0)		932.8
Non-controlling interests	34.8	—	—	—		34.8

Total equity	1,119.6	626.5	(626.5)	(152.0)		967.6

Total liabilities and equity	$2,333.5	$739.3	$(739.3)	$191.5		$2,525.0

DCP MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(Millions, except per unit amounts)

	DCP Midstream Partners, LP	South/Central Texas Gathering and Processing Business	Pro Forma Adjustments Elimination	Pro Forma Adjustments - Other		DCP Midstream Partners, LP Pro Forma
		(a)	(b)
Total operating revenues	$939.3	$565.5	$(565.5)	$—		$939.3

Operating costs and expenses:
Purchases of natural gas, propane and NGLs	705.4	480.2	(480.2)	—		705.4
Operating and maintenance expense	56.0	36.4	(36.4)	—		56.0
Depreciation and amortization expense	34.8	14.5	(14.5)	—		34.8
General and administrative expense	22.9	13.4	(13.4)	—		22.9
Other	(0.3)	—	—	—		(0.3)

Total operating costs and expenses	818.8	544.5	(544.5)	—		818.8

Operating income	120.5	21.0	(21.0)	—		120.5
Interest expense	(23.7)	—	—	(3.0	)(h)	(26.7)
Earnings from unconsolidated affiliates	7.7	0.1	(0.1)	6.7	(i)	14.4

Income before income taxes	104.5	21.1	(21.1)	3.7		108.2
Income tax expense	(0.7)	(0.2)	0.2	—		(0.7)

Net income	103.8	20.9	(20.9)	3.7		107.5
Net income attributable to non-controlling interests	(1.4)	—	—	—		(1.4)

Net income attributable to partners	102.4	20.9	(20.9)	3.7		106.1
Less:
Net income attributable to predecessor operations	(2.6)					(2.6)
General partner interest in net income	(18.6)					(19.3)

Net income allocable to limited partners	$81.2					$84.2

Net income per limited partner unit — basic	$1.64					$1.64

Net income per limited partner unit — diluted	$1.64					$1.64

Weighted-average limited partner units outstanding — basic	49.4			1.9	(f)	51.3
Weighted-average limited partner units outstanding — diluted	49.4			1.9	(f)	51.3

DCP MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Millions, except per unit amounts)

	DCP Midstream Partners, LP	South/Central Texas Gathering and Processing Business	Pro Forma Adjustments Elimination	Pro Forma Adjustments - Other		DCP Midstream Partners, LP Pro Forma
		(a)	(b)
Total operating revenues	$2,358.4	$1,341.6	$(1,341.6)	$—		$2,358.4

Operating costs and expenses:
Purchases of natural gas, propane and NGLs	1,933.0	1,166.1	(1,166.1)	—		1,933.0
Operating and maintenance expense	125.7	62.3	(62.3)	—		125.7
Depreciation and amortization expense	100.6	31.9	(31.9)	—		100.6
General and administrative expense	48.3	27.3	(27.3)	—		48.3
Other	(0.5)	—	—	—		(0.5)

Total operating costs and expenses	2,207.1	1,287.6	(1,287.6)	—		2,207.1

Operating income	151.3	54.0	(54.0)	—		151.3
Interest expense	(33.9)	—	—	(5.9	)(h)	(39.8)
Earnings (loss) from unconsolidated affiliates	22.7	(0.2)	0.2	17.4	(i)	40.1

Income before income taxes	140.1	53.8	(53.8)	11.5		151.6
Income tax expense	(0.5)	(0.9)	0.9	—		(0.5)

Net income	139.6	52.9	(52.9)	11.5		151.1
Net income attributable to non-controlling interests	(18.8)	—	—	—		(18.8)

Net income attributable to partners	120.8	52.9	(52.9)	11.5		132.3
Less:
Net income attributable to predecessor operations	(20.4)					(20.4)
General partner interest in net income	(25.2)					(26.2)

Net income allocable to limited partners	$75.2					$85.7

Net income per limited partner unit — basic	$1.73					$1.89

Net income per limited partner unit — diluted	$1.72					$1.88

Weighted-average limited partner units outstanding — basic	43.5			1.9	(f)	45.4
Weighted-average limited partner units outstanding — diluted	43.6			1.9	(f)	45.5

NOTES TO UNAUDITED DCP MIDSTREAM PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition (the “Transaction”) from DCP Midstream, LLC (“Midstream”) of the 33.33% interest in DCP SC Texas GP (the “Eagle Ford Joint Venture”) and fixed price commodity derivatives for a three-year period (“Commodity Hedges”) beginning November 2012 for aggregate consideration of $438.3 million. The unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2012 have been prepared based on certain pro forma adjustments to our unaudited consolidated financial statements set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012; the unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2011 have been prepared based on certain pro forma adjustments to our audited consolidated financial statements set forth in our financial statements for the year ended December 31, 2011, included as Exhibit 99.3 to our Current Report on Form 8-K filed on June 14, 2012 with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 has been prepared as if the Transaction occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2012 and the year ended December 31, 2011 have been prepared as if the Transaction had occurred on January 1, 2011. Since the Transaction represents a transaction between entities under common control, the historic impact of the acquired assets and liabilities are carried forward.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the Transaction and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had owned an interest in the Eagle Ford Joint Venture during the periods presented.

The pro forma condensed consolidated financial statements reflect the Transaction as follows:

•	the issuance of 1,912,663 limited partner units directly to Midstream to finance the Transaction;

•	the borrowing of $343.5 million under a 1.625% 2-year term loan due 2014 to finance the Transaction; and

•	the acquisition of a 33.33% interest in the Eagle Ford Joint Venture which will be accounted for under the equity method.

We also acquired new fixed price Commodity Hedges whereby a Midstream affiliate is the counterparty for a three-year period beginning in November 2012, valued at the approximate $43.2 million net asset position as of November 2, 2012. The Commodity Hedges mitigate a portion of our currently anticipated commodity price risk associated with our 33.33% interest in the Eagle Ford Joint Venture. Since the Commodity Hedges are for periods subsequent to the dates of the unaudited pro forma consolidated financial statements, there are no pro forma adjustments related to the Commodity Hedges.

Note 2. Pro Forma Adjustments and Assumptions

(a)	Reflects the entire South/Central Texas Gathering and Processing Business.

(b)	Reflects adjustments to eliminate the activity and operating assets and liabilities of the South/Central Texas Gathering and Processing Business, as our 33.33% interest in the Eagle Ford Joint Venture will be accounted for under the equity method of accounting.

(c)	Reflects the payment of $0.6 million of debt issuance costs, which are included in other non-current assets and amortized over the term of the loan.

(d)	Reflects our 33.33% interest in the historical cost of the Eagle Ford Joint Venture. This Transaction will be recorded at Midstream’s cost as it is considered to be a transaction among entities under common control. Certain assets and liabilities of the South/Central Texas Gathering and Processing Business were retained by Midstream and excluded from our 33.33% interest in the Eagle Ford Joint Venture.

(e)	Reflects borrowings under the $343.5 million 2-year term loan due 2014 to finance the Transaction.

(f)	Reflects the issuance of 1,912,663 common units to Midstream valued at $87.7 million.

(g)	Reflects the acquisition from Midstream of the 33.33% interest in the Eagle Ford Joint Venture. The consideration was allocated as follows, subject to additional customary post-closing adjustments (in millions):

Aggregate consideration (including working capital adjustments of $7.1 million)	$431.2
Less: Historical cost of the 33.33% interest in the Eagle Ford Joint Venture	191.5

Adjustment to partners’ equity for excess consideration	$239.7

(h)	Reflects the increase in interest expense associated with the 2-year term loan for the Transaction based on a 30-day LIBOR rate of 0.25% and a borrowing spread over LIBOR of 1.375% for an effective rate of 1.625% and the amortization of the debt issuance costs.

The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.4 million annually.

(i)	Reflects the increase in earnings from unconsolidated affiliates associated with the acquisition of a 33.33% interest in the Eagle Ford Joint Venture.

Note 3. Pro Forma Net Income or Loss Per Limited Partner Unit

Our net income or net loss is allocated to the general partner and the limited partners in accordance with their respective ownership percentages, after allocating Available Cash generated during the period in accordance with our partnership agreement.

Securities that meet the definition of a participating security are required to be considered for inclusion in the computation of basic earnings per unit using the two-class method. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.

These required disclosures do not impact our overall net income or loss or other financial results; however, in periods in which aggregate net income exceeds certain distribution levels, it will have the impact of reducing net income per limited partner unit, or LPU.

Basic and diluted net income or loss per LPU is calculated by dividing limited partners’ interest in pro forma net income or loss, by the weighted average number of outstanding LPUs during the period, assuming the 1,912,663 limited partner units issued in connection with the Transaction on and since January 1, 2011.